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Exhibit 15.1

NOTICE OF CALL

NOTICE OF
ORDINARY MEETING
OF SHAREHOLDERS

June 15, 2005

Proxy Statement

NOTICE OF CALL

NOTICE OF
ORDINARY MEETING
OF SHAREHOLDERS

June 15, 2005
Proxy Statement

Registered Offices in Milan, Via Cantù, 2
Paid in Capital Stock,
€ 27,355,462.38
Authorized Capital € 28,337,918.57
Fiscal Code and Companies Register no. 00891030272 Vat No. 10182640150
R.E.A. no. 1348098

NOTICE OF CALL
ORDINARY MEETING OF SHAREHOLDERS

        The shareholders of Luxottica Group S.p.A. (the "Company") are hereby convened for an ordinary shareholders' meeting to be held on June 15, 2005 at 11.00 a.m. at the registered office of the Company, Via C. Cantù 2, in Milan, Italy on first call, and on June 16, 2005 at the same time and same place on second call, to consider the following:

AGENDA

        Consideration of resolutions relating to:

1.
Submission of the Company's Statutory Financial Statement and the Consolidated Financial Statements as of and for the year ended December 31, 2004 and of the reports thereon of the Board of Directors, the Board of Statutory Auditors and the Company's Independent Public Accountants;

2.
Resolution with respect to the allocation of net income and distribution of dividends; and

3.
Determination of the compensation for the Board of Directors.

        According to the law and the Company's By-laws, in order to be entitled to attend the meeting, shareholders must deposit at the Company's registered office or at the authorized intermediaries of the Italian central depository system, at least two days prior to the date of the meeting on first call, the appropriate certification issued by the relevant authorized intermediaries attesting to their right to exercise shareholder rights.

        Documentation concerning the Agenda shall be filed at the Company's registered offices, with Borsa Italiana S.p.A. and on the website www.luxottica.com. Copies are available to shareholders.

        The holders of the Company's American Depositary Shares ("ADSs") listed on the New York Stock Exchange, each representing the right to receive one Ordinary Share, who wish to attend the shareholders' meeting personally, should contact the Company at least ten days prior to the date of the meeting, in order to be informed about the requirements to be fulfilled to attend and to vote at the meeting.

Milan, May 4, 2005	LUXOTTICA GROUP S.p.A. for the Board of Directors Mr. Leonardo Del Vecchio

PROXY STATEMENT

Dear Holder of American Depositary Shares,

         The Board of Directors of Luxottica Group S.p.A. (the "Company") has convened the shareholders for an ordinary meeting, to be held on June 15, 2005 on first call, or, failing the attendance of the required quorum, on June 16 on second call, in either case at 11:00 a.m., at the registered office of the Company, Via C. Cantù 2, in Milan, Italy. The Agenda of the meeting is the following:

         Consideration of resolutions relating to: (i) submission of the Company's Statutory Financial Statement and the Consolidated Financial Statements as of and for the year ended December 31, 2004 and of the reports thereon of the Board of Directors, the Board of Statutory Auditors and the Company's Independent Public Accountants; (ii) a resolution with respect to the allocation of net income and distribution of dividends; and (iii) the determination of the compensation for the Board of Directors.

         By this proxy statement and the attached documentation, the Board of Directors of the Company (the "Board") wishes to provide you with details of the resolutions which the Board or Chairman of the meeting, as the case may be, shall present on the above issues, in the order in which such resolutions will be submitted to the meeting, with a view to enabling you to cast your vote on these resolutions as described below.

         On the matters to be considered at the meeting, each Ordinary Share shall be entitled to one vote and all holders of Ordinary Shares shall vote together as a single class. The presence, in person or by proxy, of at least 50% of the voting power represented by outstanding Ordinary Shares as of the date of the meeting will constitute a quorum for the approval of resolutions at the meeting. The affirmative vote of the holders of a majority of the Ordinary Shares entitled to vote at the meeting is required to approve the resolutions relating to each item in the Agenda for the meeting.

         As of the close of business on the date hereof, Mr. Leonardo Del Vecchio, the Chairman of the Company, has the power to vote 314,653,339 Ordinary Shares, or approximately 69% of the outstanding Ordinary Shares. Such voting power enables Mr. Del Vecchio, without any additional votes, to control the approval of the resolutions to be submitted at the meeting.

         Mr. Del Vecchio has advised the Company that he intends to cast all of the votes controlled by him at the ordinary meeting:

         FOR approval of the Company's Statutory Financial Statement with the Reports of the Board of Directors, the Board of Statutory Auditors and the Company's Independent Public Accountants on the Statutory Financial Statement;

         FOR approval of the Company's payment of a cash gross dividend equal to Euro 0.23 per Ordinary Share (each American Depositary Share ("ADS") represents one Ordinary Share); and

         FOR approval of the compensation for the Board of Directors of Euro 81,198 in the aggregate per month commencing with the year 2005 and up to the approval of the financial statements as of and for the year ended December 31, 2005.

* * *

         Set forth below is a description of the matters that will be submitted for approval at the ordinary meeting:

1.  SUBMISSION AND APPROVAL OF THE COMPANY'S STATUTORY FINANCIAL STATEMENT AS AT DECEMBER 31, 2004 AND SUBMISSION OF THE COMPANY'S CONSOLIDATED FINANCIAL STATEMENTS AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2004

         Under Italian law, a statement of the Company's assets and liabilities prepared on an unconsolidated basis as of the last day of its most recently completed fiscal year in accordance with certain statutory accounting requirements (the "Statutory Financial Statement") must be approved by shareholders at the annual ordinary meeting of shareholders.

         Under Italian law, the Statutory Financial Statement is submitted for approval by the holders of Ordinary Shares together with the reports thereon by the Company's Board of Directors, the Board of Statutory Auditors, and the Company's Independent Public Accountants. Once approved by the holders of Ordinary Shares, the Statutory Financial Statement must be filed with the Company's Register kept by the Chamber of Commerce in Milan.

         The Company does not believe that the Statutory Financial Statement is as meaningful a statement of the Company's overall financial condition as the Consolidated Financial Statements of the Company referred to below. Accordingly, the Statutory Financial Statement is not being distributed to the holders of American Depositary Shares and such holders who will not attend the meeting personally are not being asked to direct the vote of the deposited Ordinary Shares, by mail, with respect to such Financial Statement. Nevertheless, the holders of ADSs who will attend the meeting personally and, upon fulfillment of the conditions described below, are granted the right to vote thereat, also shall be entitled to direct their vote on the approval of the Statutory Financial Statement. A copy of the Company's Statutory Financial Statement together with the reports thereon by the Company's Board of Statutory Auditors and Board of Directors, as filed with the Company's Registered Office, shall be available starting from May 30, 2005 and may be obtained without charge by any holder of American Depositary Shares. Requests for copies of the Statutory Financial Statement and such reports should be sent to, or requested by telephone from, the Company's Legal Department Representative at the Company's offices, Via Cantù 2, 20123 Milan, Italy, tel. n. 011 39 02 8633 4623, fax n. 011 39 02 8633 466 (attn. Marianna Nascè). Such documentation may be obtained also from the Company's website www.luxottica.com.

         Copies of the Statutory Financial Statement and such reports also will be available at the meeting.

         The Consolidated Financial Statements reflect the activity of the Company and of the group of companies owned, directly or indirectly, by the Company. The Consolidated Financial Statements as of and for the fiscal year ending December 31, 2004 were prepared in accordance with U.S. GAAP and were audited by Deloitte & Touche, independent registered public accounting firm, as stated in their report therein. An English translation of the Consolidated Financial Statements as of and for the year ending December 31, 2004, together with a copy of the Consolidated Financial Statements as of and for the fiscal years ending December 31, 2003 and December 31, 2002, are attached hereto.

         However, no resolution of the shareholders approving said Consolidated Financial Statements is required and, accordingly, the Board will not ask the shareholders to express their vote on this particular item of the agenda.

2.  RESOLUTION WITH RESPECT TO ALLOCATION OF NET INCOME AND DISTRIBUTION OF DIVIDENDS

The holders of Ordinary Shares shall be requested to approve the proposed allocation of net income, including the proposed dividend distribution. Italian law provides that the payment of annual dividends is subject to approval of the holders of Ordinary Shares at the annual ordinary meeting. Under Italian law, before dividends may be paid with respect to the results of any year, an amount equal to 5% of the net income of the Company on an unconsolidated basis for such year must be set aside to the Company's legal reserve. Amounts so set aside are not available to fund dividends. The reserve requirement remains in existence until such legal reserve, including the amounts set aside during prior years, equals at least one-fifth of the nominal value of the Company's issued share capital. The Company has more than sufficient funds legally available for the payment of the proposed dividend.

         The Company is permitted to distribute dividends out of net income earned by its subsidiaries to holders of Ordinary Shares only to the extent such net income has been conveyed to the Company by its subsidiaries. Accordingly, based on the net income available to the Company, your Board will propose that the holders of Ordinary Shares approve the distribution of dividends in the gross amount of Euro 0.23 per Ordinary Share. Last year, the Company distributed a dividend equal to Euro 0.21 per Ordinary Share. If approved, the aggregate amount payable by the Company in connection with such dividend will be approximately Euro 104.9 million. Please note that this amount could be subject to increase due to the issuance of additional Ordinary Shares as a consequence of the exercise of stock options by employees. In this case, assuming that all stock option beneficiaries exercised all their vested options by the date of the ordinary shareholders' meeting, the aggregate amount payable by the Company in connection with the dividend would increase from Euro 104.9 million to 106.8 million. The funds available for the payment of the dividends would be paid out of the Company's current net income. The consolidated net income of the Company and its subsidiaries for 2004 computed in accordance with U.S. generally accepted accounting principles ("U.S. GAAP") was Euro 286.9 million. The residual amount of the net income after allocation to the legal reserve and payment of dividends shall be allocated to retained earnings. At the meeting, your Board will seek approval of the foregoing proposal.

         With a view to enabling all of the ADS holders to provide the documentation required to achieve the application of reduced tax, pursuant to the applicable tax treaties between Italy and other countries, the Board will propose to set June 23, 2005, as the date for payment of dividends to all holders of Ordinary Shares of record on June 17, 2005, including The Bank of New York, as depositary on behalf of the ADS holders.

         The Bank of New York, acting as depositary with respect to the American Depositary Shares, has advised the Company that the dividend amount for each ADS holder will be paid commencing on June 30, 2005 to all such holders of record on June 22, 2005. The Bank of New York has advised the Company that after the close of business on June 17, 2005 through and including June 22, 2005 it will close its books and will not accept deposits or cancellations of Ordinary Shares or ADSs, as applicable. The Bank of New York shall pay such dividends in U.S. dollars by converting the Euro amount of the dividend, net of the applicable tax, at the market Euro/U.S. dollar exchange rate in effect on June 23, 2005. Attached to this Proxy Statement as Annex A you will find a letter from the Company providing information as to the procedure to be used by ADS holders who are U.S. residents, Italian residents or residents of countries having anti-double taxation treaties with the Republic of Italy for the purposes of obtaining reduced/NIL tax on dividends provided for by the Italian domestic legislation or the applicable tax treaties.

3.  DETERMINATION OF THE COMPENSATION FOR THE BOARD OF DIRECTORS

        The Board will submit to the holders of Ordinary Shares the proposal to determine the aggregate compensation for the entire Board of Directors for the year 2005 and up to the date of approval of the Company's financial statements as of December 31, 2005 in the gross amount of Euro 81,198 per month.

* * *

         The resolution with respect to the determination of the compensation for the Board of Directors requires the affirmative vote of the holders of a majority of Ordinary Shares entitled to vote at the meeting.

VOTING PROCEDURES

You may cast your vote on the resolutions referred to above either by completing the enclosed Voting Instruction Card and mailing it pursuant to the instructions included therein or by attending the ordinary shareholders' meeting personally. Should you elect to cast your vote personally at the ordinary shareholders' meeting, you will be required to follow the procedure established by the Company in agreement with The Bank of New York, as depositary. According to such procedure, you will be required to provide The Bank of New York not later than 12:00 p.m. (noon) on June 8, 2005 evidence that (i) you will be an ADS holder as of the date of the annual meeting and (ii) you have not already exercised the voting rights pertaining to the ADSs held by you by mailing the attached Voting Instruction Card. Details on how to fulfill such requirements are contained in the letters attached hereto as Annex B and Annex C.

         The Company believes that the foregoing information and the attached documents will be sufficient to enable you to cast your vote in connection with each of the resolutions described above which are being submitted for your approval.

Many thanks and best regards.
Luxottica Group S.p.A.

Milan, May 4, 2005

ANNEX A

WARNING ABOUT TAXATION OF DIVIDENDS
PAYABLE BY LUXOTTICA GROUP S.p.A.

May 2005

Dear Holder of American Depositary Shares,

         As noted in the enclosed Proxy Statement, at the ordinary shareholders' meeting of Luxottica Group S.p.A. (the "Company") which will be held on June 15, 2005 on first call (or on June 16, 2005 on second call), the Board of Directors of the Company will submit to shareholders a proposal to adopt a resolution for the distribution of a cash dividend in the amount of Euro 0.23 per American Depositary Share (each American Depositary Share represents one Ordinary Share).

         The Company will pay the dividend to all holders of ADSs of record on June 22, 2005. In order to be a holder of record on June 22, 2005 and thus be entitled to such dividend, you must purchase the ADSs on or before June 17, 2005.

         The dividend will be paid on June 23, 2005 in Euro, by Monte Titoli S.p.A., authorized intermediary, to all depository banks of the shareholders. For the holders of ADSs, the dividend will be paid to The Bank of New York, as depositary of the Ordinary Shares and the issuer of the ADSs, through UniCredito Italiano S.p.A., as custodian under the Deposit Agreement. The Bank of New York anticipates that dividends will be payable to all the ADS holders commencing from and after June 30, 2005 upon satisfaction of the documentation requirements referred to below, at the U.S. Dollar/Euro exchange rate in effect on June 23, 2005.

         The ADSs listed on the New York Stock Exchange will be traded ex-dividend on June 20, 2005.

         Dividends paid to beneficial owners who are not Italian residents and do not have a permanent establishment in Italy to which the shares are effectively connected, are generally subject to a 27.0 percent substitute tax rate. Accordingly, the amount of the dividend paid to The Bank of New York, as depositary of the Ordinary Shares and the issuer of the ADSs, through UniCredito Italiano S.p.A., as custodian under the Deposit Agreement, will be subject to such Italian substitute tax. Therefore, the amount of the dividends that the holders of ADSs will initially receive will be net of such substitute tax.

         All owners of ADSs will be given the opportunity to submit to The Bank of New York, in accordance with the procedure set forth by it, the documentation attesting their residence for tax purposes in Italy or in countries which have entered into tax treaties with Italy, pursuant to which reduced/NIL tax rates might become directly applicable. Please find attached to this Annex a document and necessary forms setting forth the detailed procedure to be used by ADS holders for the purpose of obtaining the direct application of the reduced/NIL tax rate.

         All ADS holders who are Italian residents for tax purposes, should deliver by July 5, 2005 to The Bank of New York the documentation, dated before June 23, 2005, attesting to the applicable tax regime. For Italian resident ADS holders please complete Form A to G "Dichiarazione Beneficiario Dividendo" depending on the beneficial owner status (attached to this Annex).

         Also, ADS holders who are not Italian residents for tax purposes, should deliver by July 5, 2005 to The Bank of New York the documentation, signed before June 23, 2005 attesting to their residence for tax purposes in countries which have entered into tax treaties with Italy, pursuant to which reduced tax rates might become directly applicable. For US resident ADS holders please complete Form 8802 (attached to this Annex). For ADS holders who are residents of other countries having anti-double taxation treaties with the Republic of Italy please obtain certification from your appropriate tax authority by completing the applicable Form A-4 "Tax Relief Form for Dividends for non-U.S. resident holders"

depending on whether you are an individual or a company (attached to this Annex). Please note that Forms 8802 and A-4 need to be signed by the relevant tax authority before June 23, 2005.

         As soon as the required documentation is delivered by The Bank of New York to UniCredito Italiano, such bank shall endeavor to effect repayment of the entire 27.0 percent withheld or the balance between the 27.0 percent withheld at the time of payment and the rate actually applicable to the ADS holder, as the case may be. By way of example, Italy and United States (as well as many other countries) are parties to a tax treaty pursuant to which the rate of the tax applicable to dividends paid by an Italian resident company to a U.S. resident entitled to the benefits under the treaty may be reduced to 15.0 percent. Therefore, U.S. resident ADS holders have the opportunity to be repaid a further 12.0 percent of the gross dividend, that is the difference between the 27.0 percent withheld at the time of payment of the dividend and the 15.0 percent substitute tax provided for by the Italy—U.S. tax treaty.

         In the past, many ADS holders have been unable to provide the required certificates before the deadline, because the tax authorities can take two months or more to release such documents. Therefore, the Company advises you, if you expect to be a holder of ADSs of record on June 22, 2005 and are interested in implementing the procedure to obtain the application of the reduced substitute tax rate, to start such procedure well in advance of June 23, 2005 by completing the appropriate form attached to this Annex (Form A to G for Italian residents, Form 8802 for U.S. residents, Form A-4 for residents of other countries), which needs to be signed, for non-Italian residents only, by the relevant tax authority before June 23, 2005. The procedure established by The Bank of New York and UniCredito Italiano contemplates that, once the ADS holder has delivered the proper documentation to The Bank of New York, the latter will make it available to UniCredito Italiano and consequently the additional dividend amount will be payable to the ADS holders.

         Please note that in order for ADS holders to take advantage of the accelerated tax refund (Quick Refund), the certification by the respective tax authority must be dated before June 23, 2005 (the dividend payment date in Euro) and The Bank of New York should receive the certification on or before July 5, 2005.

         The Company recommends that all ADS holders who are interested in taking advantage of such an opportunity request more detailed information as to the exact procedure to be followed from The Bank of New York (ADR Department, telephone +1-212-815-2726; fax +1-212-571-3050, attn. Bob Kellett) or directly from the Company's headquarters in Italy (Investor Relations Department, telephone +39.0437.644256; fax +39.0437.63840).

         ADS holders are further advised that, once the amounts withheld are paid to the Italian tax authorities, the ADS holders who are entitled to a reduced tax rate may only apply to the Italian tax authorities to receive the reimbursement of the excess tax applied to the dividends received from the Company. Such procedure customarily takes years before the reimbursement is actually made. Therefore, the above-mentioned procedure for direct application of reduced withholding rate was established by Luxottica Group in the best interest of its shareholders.

         Best regards,

         LUXOTTICA GROUP S.p.A.

ANNEX A

FORM A

DICHIARAZIONE PERCETTORE DIVIDENDO: PERSONE FISICHE

A:
UNICREDITO ITALIANO
Via Volta, 1
20093 Cologno Monzese—MI—
C.A. dr. Vittorio Marangione

Oggetto: Dividendo 2004 ADS di Luxottica Group S.p.A.

Egregi Signori,

il sottoscritto _______________________________ nato a _______________________________ il
_____________________ residente a _____________________ in Via __________________
CAP _____________________ Codice Fiscale _____________________ dichiara di essere titolare beneficiario di n. _____________________ American Depositary Share ("ADS") rappresentativi del diritto di ricevere una azione ordinaria di Luxottica Group S.p.A. depositati sul conto titoli intestato al sottoscritto presso la Banca _____________________ filiale di _____________________;

Pertanto, in base all' art. 27ter del D.P.R. 600/73

chiede

(apporre una "X "su una delle seguenti opzioni)

☐
che il dividendo relativo all'esercizio 2004 gli sia corrisposto al netto dell'imposta sostitutiva del 12,5% essendo relativo a partecipazione non qualificata ai sensi dell'articolo 67 comma 1 lettera c-bis del D.P.R. 22 DICEMBRE 1986, N. 917, non relativa ad attività di impresa

☐
che il dividendo relativo all'esercizio 2004 gli sia corrisposto senza applicazione di alcuna imposta essendo la partecipazione:

•
relativa ad attività di impresa l; ovvero costituendo

•
partecipazione qualificata ai sensi dell'articolo 67 comma 1 lettera c del D.P.R. 22 DICEMBRE 1986, N. 917.

Il sottoscritto si impegna inoltre a comunicare tempestivamente a codesta Banca qualunque circostanza in grado di modificare l'attuale condizione.

Il sottoscritto si impegna a manlevare e tenere indenne l'UniCredito Italiano, i suoi rappresentanti, funzionari, agenti, direttori, mandatari e dipendenti, da qualsiasi responsabilità, danno, perdita o passività che gli stessi potessero subire in conseguenza di iniziative intraprese fidando sulle dichiarazioni ed informazioni contenute nella presente dichiarazione.

In fede,

Data _____________________    Firma _________________________________

ANNEX A

FORM B

DICHIARAZIONE BENEFICIARIO DIVIDENDI: SOCIETA'

A:
UNICREDITO ITALIANO
Via Volta, 1
20093 Cologno Monzese—MI—
C.A. dr. Vittorio Marangione

Oggetto: Dividendo 2004 ADS di Luxottica Group S.p.A.

Egregi Signori,

la sottoscritta _______________________________ Soc con sede sociale a ________________________ in Via _____________________, CAP _____________________ Codice Fiscale ___________________ in persona del proprio legale rappresentante Sig _____________________ dichiara:

☐
di essere titolare di n. _______________ American Depositary Share ("ADS") rappresentativi del diritto di ricevere una azione ordinaria di Luxottica Group S.p.A. depositati sul conto intestato alla sottoscritta presso la Banca ____________ Filiale di _____________________

☐
che il dividendo percepito concorre alla determinazione del proprio reddito imponibile secondo le regole previste dal D.P.R. 22 DICEMBRE 1986, N. 917

Pertanto, in base all' art. 27ter del D.P.R. 600/73

chiede

che il dividendo relativo all'esercizio 2004 sia corrisposto al lordo dell'imposta sostitutiva

La sottoscritta si impegna inoltre a comunicare tempestivamente a codesta Banca qualunque circostanza in grado di modificare l'attuale condizione.

La sottoscritta si impegna a manlevare e tenere indenne l'UniCredito Italiano, i suoi rappresentanti, funzionari, agenti, direttori, mandatari e dipendenti, da qualsiasi responsabilità, danno, perdita o passività che gli stessi potessero subire in conseguenza di iniziative intraprese fidando sulle dichiarazioni ed informazioni contenute nella presente dichiarazione.

In fede,

Data _____________________    Timbro e Firma _________________________________

ANNEX A

FORM C

DICHIARAZIONE BENEFICIARIO DIVIDENDI: FONDI DI INVESTIMENTO
MOBILIARE, SICAV, FONDI COMUNI LUSSEMBURGHESE "STORICI" E FONDI
MOBILIARI CHIUSI

A:
UNICREDITO ITALIANO
Via Volta, 1
20093 Cologno Monzese—MI—
C.A. dr. Vittorio Marangione

Oggetto: Dividendo 2004 ADS di Luxottica Group S.p.A.

Egregi Signori,

la sottoscritta Soc _______________________________ con sede sociale a ________________________ in Via _______________________________, CAP _____________________ Codice Fiscale ____________ in persona del proprio legale rappresentante Sig _____________________

dichiara che

il seguente fondo/SICAV di diritto _____________________ gestito dalla sottoscritta società è:

☐
titolare di n _____________________ American Depositary Share ("ADS") rappresentativi del diritto di ricevere una azione ordinaria di Luxottica Group S.p.A. depositati sul conto intestato al sottoscritto presso la Banca _______________ filiale di _____________________

istituito quale:

(apporre una X su una delle seguenti opzioni):

☐
fondo comune di investimento mobiliare ai sensi della Legge 23 marzo 1983, n. 77;

☐
Società d'Investimento a Capitale Variabile ai sensi del D. Lgs. 25 gennaio 1992, n. 84;

☐
fondo comune di diritto Estero autorizzato al collocamento in Italia ex-D.L. 6 giugno 1956, N. 476, ai sensi dell'art. 11-BIS del D.L. 30 settembre 1983, n. 512;

☐
fondo mobiliare chiuso ai sensi della Legge 14 agosto 1993, n. 344.

Pertanto, in base all'art. 27-ter del D.p.r. 600/73

chiede

che il dividendo relativo all'esercizio 2004 sia corrisposto al lordo dell'imposta sostitutiva

La sottoscritta si impegna inoltre a comunicare tempestivamente a codesta Banca qualunque circostanza in grado di modificare l'attuale condizione.

La sottoscritta/o si impegna a manlevare e tenere indenne l'UniCredito Italiano, i suoi rappresentanti, funzionari, agenti, direttori, mandatari e dipendenti, in relazione a qualsiasi responsabilità, danno, perdita o passività che ciascuno di essi possa subire in conseguenza di iniziative intraprese fidando sulla esattezza, verità e completezza delle dichiarazioni od informazioni contenute nella presente dichiarazione.

In fede,

Data _____________________    Timbro e Firma _________________________________

ANNEX A

FORM D

DICHIARAZIONE BENEFICIARIO DIVIDENDI: FONDO PENSIONE

A:
UNICREDITO ITALIANO
Via Volta, 1
20093 Cologno Monzese—MI—
C.A. dr. Vittorio Marangione

Oggetto: Dividendo 2004 ADS di Luxottica Group S.p.A.

Egregi Signori,

la sottoscritta Soc _______________________________ con sede sociale a ________________________ in Via _____________________, CAP _____________________ Codice Fiscale ____________________ in persona del proprio legale rappresentante Sig _____________________

dichiara che

il seguente fondo pensione _____________________ gestito dalla sottoscritta società è:

☐
titolare di n. _____________________ American Depositary Share ("ADS") rappresentativi del diritto di ricevere una azione ordinaria di Luxottica Group S.p.A depositati sul conto intestato al sottoscritto presso la Banca ________________ Filiale di __________________________

☐
istituito quale fondo pensione ai sensi del Decreto Legislativo 21 aprile 1993, n.124.

Pertanto, in base all'art. 27-ter del D.p.r. 600/73

chiede

che il dividendo relativo all'esercizio 2004 sia corrisposto al lordo dell'imposta sostitutiva

La sottoscritta si impegna inoltre a comunicare tempestivamente a codesta Banca qualunque circostanza in grado di modificare l'attuale condizione.

La sottoscritta si impegna a manlevare e tenere indenne l'UniCredito Italiano, i suoi rappresentanti, funzionari, agenti, direttori, mandatari e dipendenti, in relazione a qualsiasi responsabilità, danno, perdita o passività che ciascuno di essi possa subire in conseguenza di iniziative intraprese fidando sulla esattezza, verità e completezza delle dichiarazioni od informazioni contenute nella presente dichiarazione.

In fede,

Data _____________________    Timbro e Firma _________________________________

ANNEX A

FORM E

DICHIARAZIONE BENEFICIARIO DIVIDENDI: GESTIONI PATRIMONIALI

A:
UNICREDITO ITALIANO
Via Volta, 1
20093 Cologno Monzese—MI—
C.A. dr. Vittorio Marangione

Oggetto: Dividendo 2004 ADS di Luxottica Group S.p.A.

Egregi Signori,

la sottoscritta Soc _______________________________ con sede sociale a ________________________ in Via _____________________, CAP _____________________ Codice Fiscale ___________________ in persona del proprio legale rappresentante Sig _____________________

dichiara che

☐
con riferimento a n. _________________ American Depositary Share ("ADS") rappresentativi del diritto di ricevere una azione ordinaria di Luxottica Group S.p.A., depositati presso la Banca _____________________ Filiale _______________ di i dividendi distribuiti da Luxottica Group S.p.A. su questi ADS relativi all'esercizio 2004 sono di pertinenza di patrimoni conferiti dalla nostra clientela in gestioni patrimoniali per le quali la clientela ha optato per il regime del risparmio gestito di cui all'art. 7, D. Lgs. 21 novembre 1997, N. 461;

☐
che, ai sensi dell'art. 7 del Decreto Legislativo del 21 novembre 1997 N. 461/97, su detti dividendi non si applica alcuna imposta sostitutiva;

e pertanto

chiede

che il dividendo relativo all'esercizio 2004 sia corrisposto al lordo dell'imposta sostitutiva.

La sottoscritta si impegna inoltre a comunicare tempestivamente a codesta Banca qualunque circostanza in grado di modificare l'attuale condizione.

La sottoscritta si impegna a manlevare e tenere indenne l'UniCredito Italiano, i suoi rappresentanti, funzionari, agenti, direttori, mandatari e dipendenti, da qualsiasi responsabilità, danno, perdita o passività che gli stessi potessero subire in conseguenza di iniziative intraprese fidando sulla esattezza, verità e completezza delle dichiarazioni od informazioni contenute nella presente dichiarazione.

In fede,

Data _____________________    Timbro e Firma _________________________________

ANNEX A

FORM F

DICHIARAZIONE BENEFICIARIO DIVIDENDI: SOCIETA' FIDUCIARIA

A:
UNICREDITO ITALIANO
Via Volta, 1
20093 Cologno Monzese—MI—
C.A. dr. Vittorio Marangione

Oggetto: Dividendo 2004 ADS di Luxottica Group S.p.A.

Egregi Signori,

il sottoscritto _______________________________, nella propria qualità di rappresentante legale della (NOME DELLA SOCIETA' FIDUCIARIA) _______________________________ intestataria fiduciariamente degli ADS di cui più' in dettaglio nel prosieguo, con la presente in nome e per conto della società

attesta che

con riferimento a n. _____________________ American Depositary Share ("ADS") rappresentativi del diritto di ricevere una azione ordinaria di Luxottica Group S.p.A., detti ADS sono depositati sul conto intestato a __________________________ (NOME DELLA SOCIETA' FIDUCIARIA) presso la Banca __________________ Filiale di __________________ e che l'effettivo beneficiario dei dividendi distribuiti da Luxottica Group S.p.A. su tali ADS relativi all'esercizio 2004, è una persona fisica residente in Italia a fini fiscali e pertanto chiede

(apporre una "X" su una delle seguenti opzioni)

☐
che il dividendo relativo all'esercizio 2004 sia corrisposto al netto dell'imposta sostitutiva del 12,5% essendo relativo a partecipazione non qualificata ai sensi dell'articolo 67 comma 1 lettera c-bis del D.P.R. 22 DICEMBRE 1986, N. 917, non relativa ad attività di impresa ai sensi dell'articolo 65 del D.P.R. 22 DICEMBRE 1986, N. 917. oppure

☐
che il dividendo relativo all'esercizio 2004 sia corrisposto senza applicazione di alcuna imposta essendo la partecipazione relativa ad attività di impresa ai sensi dell'articolo 65 del D.P.R. 22 DICEMBRE 1986, N. 917; ovvero costituendo partecipazione qualificata ai sensi dell'articolo 67 comma 1 lettera c del D.P.R. 22 DICEMBRE 1986, N. 917.

  A tal fine, il sottoscritto dichiara che titola la partecipazione intestata fiduciariamente a ____________ (NOME DELLA SOCIETA' FIDUCIARIA):

☐
è relativa ad attività di impresa;

☐
costituisce partecipazione qualificata ai sensi dell'articolo 67 comma 1 lettera c del D.P.R. 22 DICEMBRE 1986, N. 917.

Il sottoscritto si impegna inoltre a comunicare tempestivamente a codesta Banca qualunque circostanza in grado di modificare l'attuale condizione.

Il sottoscritto si impegna a manlevare e tenere indenne l'UniCredito Italiano, i suoi rappresentanti, funzionari, agenti, direttori, mandatari e dipendenti, da qualsiasi responsabilità, danno, perdita o passività che gli stessi potessero subire in conseguenza di iniziative intraprese fidando sulla esattezza, verità e completezza delle dichiarazioni od informazioni contenute nella presente dichiarazione.

In fede,

Data _____________________    Timbro e Firma _________________________________

ANNEX A

FORM G

DICHIARAZIONE BENEFICIARIO DIVIDENDI: FONDI DI INVESTIMENTO
IMMOBILIARE CHIUSI

A:
UNICREDITO ITALIANO
Via Volta, 1
20093 Cologno Monzese—MI—
C.A. dr. Vittorio Marangione

Oggetto: Dividendo 2004 ADS di Luxottica Group S.p.A.

Egregi Signori,

la sottoscritta Soc. _______________________________ con sede sociale a _____________________ in Via _____________________ CAP _____________________ Codice Fiscale _____________________ in persona del proprio legale rappresentante Sig. _____________________

dichiara che

il fondo d'investimento immobiliare gestito dalla sottoscritta società:

☐
è titolare di n. _____________________ American Depositary Share ("ADS") rappresentativi del diritto di ricevere una azione ordinaria di Luxottica Group S.p.A. depositati sul conto intestato al sottoscritto presso la Banca _______________ Filiale di _____________________

Pertanto:

chiede

che il dividendo sia corrisposto al lordo dell'imposta sostitutiva.

La sottoscritta si impegna inoltre a comunicare tempestivamente a codesta Banca qualunque circostanza in grado di modificare l'attuale condizione.

La sottoscritta si impegna a manlevare e tenere indenne l'UniCredito Italiano, i suoi rappresentanti, funzionari, agenti, direttori, mandatari e dipendenti, in relazione a qualsiasi responsabilità, danno, perdita o passività che ciascuno di essi possa subire in conseguenza di iniziative intraprese fidando sulla esattezza, verità e completezza delle dichiarazioni od informazioni contenute nella presente dichiarazione.

In fede,

Data _____________________    Timbro e Firma _________________________________

Form 8802 (December 2003) Department of the Treasury Internal Revenue Service	Application for United States Residency Certification > See separate instructions	OMB No. 1545-1817

Applicant's name	Applicant's U.S. taxpayer identification number

If a joint return was filed, spouse's name (see instructions)	If a joint return was filed, spouse's U.S. taxpayer identification number

If a separate certification is needed for spouse, check here > ☐

1	Name and taxpayer identification number as it should appear on the certification if different from above

2	Applicant's address during the calendar year for which certification is requested, including country and ZIP or postal code (see instructions)

3a	Mail the certification to (check the appropriate box):
	☐	Address on line 2	☐	Address shown on the attached Form 2848 or Form 8821
	☐	Address on line 3b	☐	Other (specify) >

b	Appointee's name and address (if any)	c	Appointee's (see instructions):
CAF/Appointee No. >
Phone No. >	( )
Fax No. >	( )

4	Applicant is (check appropriate box(es)):
a	☐	Individual. Check all applicable boxes.
		☐	U.S. citizen
		☐	Sole proprietor
		☐	U.S. permanent resident alien (green card holder)
		☐	Other U.S. resident alien. Type of entry visa >
Current nonimmigrant status >	and date of change (see instructions) >
☐	Dual-status U.S. resident (see instructions). From >	to >
☐	Partial-year Form 2555 filer (see instructions). U.S. resident from >	to >
b	☐	Partnership. Check all applicable boxes.	☐ U.S.	☐ Foreign	☐ LLC
c	☐	Trust. Check if:	☐	Grantor (U.S.)	☐	Simple	☐	Rev. Rul. 81-100 Trust	☐	Section 584
			☐	Grantor (foreign)	☐	Complex	☐	IRA
d	☐	Estate
e	☐	Corporation. If incorporated in the United States, go to line 5. Otherwise, continue.
Check if:	☐	Section 269B	☐	Section 943(e)(1)	☐	Section 953(d)	☐	Section 1504(d)
Country of incorporation >
If a dual-resident corporation, specify other country of residence >
If included on a consolidated return, attach page 1 of Form 1120 and Form 851.
f	☐	S corporation
g	☐	Employee benefit plan/trust. Plan number, if applicable >
		Check if:	☐	Section 401(a)	☐	Section 403(b)	☐	Section 457
h	☐	Exempt organization. If organized in the United States, check applicable box.
☐	Section 501(c)(3)	☐	Governmental entity	☐	Other (specify) >

5	Was the applicant required to file a U.S. tax form for the tax period(s) on which certification will be based?
	Yes.	Check the appropriate box for the form filed and go to line 7.
		☐	990	☐	990-T	☐	1040	☐	1041	☐	1065	☐	1120	☐	1120S	☐	5227	☐	5500
☐	Other (specify) >
No.	Attach explanation (see instructions). Check applicable box and go to line 6.
	☐	Minor child	☐	QSub	☐	U.S. DRE (LLC)	☐	Foreign DRE	☐	Section 761(a) election
☐	FASIT	☐	Foreign partnership	☐	Other >

6	Was the applicant's parent or parent organization required to file a U.S. tax form?
	Yes.	Check the appropriate box for the form filed by the parent.
		☐	990	☐	990-T	☐	1040	☐	1041	☐	1065	☐	1120	☐	1120S	☐	5500
☐	Other (specify) >
Parent's name and address >

and U.S. taxpayer identification number >
No.	Attach explanation (see instructions).

For Privacy Act and Paperwork Reduction Act Notice, see page 5 of the instructions.	Cat. No. 10003D	Form 8802 (12-2003)

Form 8802 (12-2003)	Page 2

7	Calendar year(s) for which certification is requested (see instructions)

8	Tax period(s) on which certification will be based (see instructions)

9	Purpose of certification. Check applicable box.
	☐	Income tax	☐	VAT (specify NAICS codes) >
	☐	Other (specify)

10	Enter the number of certifications needed in the column to the right of each country for which certification is requested (see instructions)

Country	#	Country	#	Country	#	Country	#	Country	#

Armenia		Estonia		Jamaica		Norway		Tajikistan

Australia		Finland		Japan		Pakistan		Thailand

Austria		France		Kazakhstan		Philippines		Trinidad & Tobago

Azerbaijan		Georgia		Rep. of Korea		Poland		Tunisia

Barbados		Germany		Kyrgyzstan		Portugal		Turkey

Belarus		Greece		Latvia		Romania		Turkmenistan

Belgium		Hungary		Lithuania		Russia		Ukraine

Canada		Iceland		Luxembourg		Slovak Rep.		United Kingdom (see page 2 of the instructions)

China		India		Mexico		Slovenia		Uzbekistan

Cyprus		Indonesia		Moldova		South Africa		Venezuela

Czech Rep.		Ireland		Morocco		Spain (see page 2 of the instructions)		Other(s) (specify below)

Denmark		Israel		Netherlands		Sweden

Egypt		Italy		New Zealand		Switzerland

11	This space can be used to enter additional required information

Sign here	Under penalties of perjury, I declare that I have examined this application and accompanying attachments, and to the best of my knowledge and belief, they are true, correct, and complete. If I have designated a third party to receive the residency certification(s), I declare that the certification(s) will be used only for obtaining information or assistance from that person relating to matters designated on line 9.

Keep a copy for your records. >

	Applicant's signature (or individual authorized to sign for the applicant)	Date	Capacity in which acting	Daytime phone number
( )

	Spouse's signature. If a joint application, both must sign.	Date

Form 8802 (12-2003)

CERTIFICATION REQUEST FORM A-4

(Tax Relief Form for Dividends for non-U.S. resident holders) Persone fisiche/Individuals

RICHIESTA DI ATTESTAZIONE PER L'APPLICAZIONE DELLA RITENUTA
RIDOTTA SU DIVIDENDI DISTRIBUITI DA SOCIETA' ITALIANE
REQUEST FOR THE APPLICATION OF THE REDUCED WITHHOLDING TAX ON
DIVIDENDS DISTRIBUTED BY ITALIAN COMPANIES

Dichiarazione presentata da
Declaration in force by
In virtu' del Trattato contro le doppie imposizioni in vigore tra la Repubblica Italiana e According to the Convention for the avoidance of Double Taxation between Italy and

Sezione 1/ Section I

DICHIARAZIONE DEL BENEFICIARIO OVVERO DEL RAPPRESENTANTE LEGALE
STATEMENT OF THE RECIPIENT OR HIS LEGAL REPRESENTATIVE

beneficiario/recipient

Cognome	Nome	Sesso
Surname	Name	Sex
Data di nascita(gg/mm/aa)	Città di nascita	Stato di nascita
Date of birth (dd/mm/yy)	City of Birth	Country of birth
Codice identificativo Identification number	Rilasciato da Issued by
Domicilio fiscale (indirizzo completo) Fiscal domicile (full address)	Città City	Stato Country
dichiara: declares:

di essere residente in                          in virtù del Trattato contro le doppie imposizioni in vigore tra la Repubblica Italiana e
to be resident in                          according to the Convention for the avoidance of Double Taxation between Italy and di non svolgere attività industriale o commerciale in Italia per mezzo di una stabile organizzazione;
not to carry out any industrial or commercial activity in Italy by means of a permanent establishment;

che comunicherà immediatamente ogni nuova circostanza che osti all'applicazione del Trattato contro le Doppie Imposizioni;
that any new circumstance that may affect the application of the Convention for the avoidance of the Double Taxation will be immediately communicated;

che le informazioni sopra indicate sono veritiere e corrette that the above-mentioned information is true and correct

si autorizza UniCredito Italiano a conservare l'originale di questo documento presso i propri uffici a disposizione delle competenti Autorità Fiscali we hereby authorize UniCredito Italiano to keep the original documents in their records at the disposal of the competent Tax Authorities

LUOGO E DATA/PLACE AND DATE

TIMBRO E FIRMA DEL BENEFICIARIO O DEL RAPPRESENTANTE LEGALE
STAMP AND SIGNATURE OF THE BENEFICIARY OR LEGAL REPRESENTATIVE

TIMBRO E FIRMA DEL DELEGATO
STAMP AND SIGNATURE OF THE QUALIFIED PROXYHOLDER

NOME E COGNOME DEL RAPPRESENTANTE DEL DELEGATO
NAME AND SURNAME OF THE SIGNATORY FOR THE QUALIFIED PROXYHOLDER

Sezione 2/ Section II

AD USO ESCLUSIVO DELL'AUTORITA' FSICALE ESTERA
FOREIGN TAX AUTHORITIES' USE ONLY

Si attesta che il Beneficiaro indicato nella Sezione I del presente modello è residente in
We hereby declare that the benficiary stated in Section I of this form is resident in

Si attesta, inoltre, che le dichiarazioni contenute nel presente modello sono esatte per quanto risulta a questa Amministrazione.
We hereby confirm that the statements supplied in this form are true as to this Administration's knowledge.

Ufficio Fiscale Competente Name of Tax Authority's Office	Indirizzo/Full address

Città/City	Stato/Country

CERTIFICATION REQUEST FORM A-4

(Tax Relief Form for Dividends for non-U.S. resident holders) Società/Companies

RICHIESTA DI ATTESTAZIONE PER L'APPLICAZIONE DELLA RITENUTA
RIDOTTA SU DIVIDENDI DISTRIBUITI DA SOCIETA' ITALIANE
REQUEST FOR THE APPLICATION OF THE REDUCED WITHHOLDING TAX ON
DIVIDENDS DISTRIBUTED BY ITALIAN COMPANIES

Dichiarazione presentata da Declaration in force by
In virtu' del Trattato contro le doppie imposizioni in vigore tra la Repubblica Italiana e According to the Convention for the avoidance of Double Taxation between Italy and

Sezione 1/ Section I

DICHIARAZIONE DEL BENEFICIARIO OVVERO DEL RAPPRESENTANTE LEGALE
STATEMENT OF THE RECIPIENT OR HIS LEGAL REPRESENTATIVE

beneficiario/recipient

Il sottoscritto The undersigned
Rappresentante legale di (ragione sociale) Legal representative (full company name)
Con sede a Codice

Established on                                                                                                                                Code (1)

Codice fiscale (se assegnato)
 Tax identification number (if applicable)

dichiara:
declares:

di essere residente in                          in virtù del Trattato contro le doppie imposizioni in vigore tra la Repubblica Italiana e
to be resident in                          according to the Convention for the avoidance of Double Taxation between Italy and di non svolgere attività industriale o commerciale in Italia per mezzo di una stabile organizzazione;
not to carry out any industrial or commercial activity in Italy by means of a permanent establishment;

che comunicherà immediatamente ogni nuova circostanza che osti all'applicazione del Trattato contro le Doppie Imposizioni;
that any new circumstance that may affect the application of the Convention for the avoidance of the Double Taxation will be immediately communicated;

che le informazioni sopra indicate sono veritiere e corrette that the abovementioned information is true and correct

si autorizza UniCredito Italiano a conservare l'originale di questo documento presso i propri uffici a disposizione delle competenti Autorità Fiscali we hereby authorize UniCredito Italiano to keep the original documents in their records at the disposal of the competent Tax Authorities

LUOGO E DATA/PLACE AND DATE

TIMBRO E FIRMA DEL BENEFICIARIO O DEL RAPPRESENTANTE LEGALE
STAMP AND SIGNATURE OF THE BENEFICIARY OR LEGAL REPRESENTATIVE

TIMBRO E FIRMA DEL DELEGATO
STAMP AND SIGNATURE OF THE QUALIFIED PROXYHOLDER

NOME E COGNOME DEL RAPPRESENTANTE DEL DELEGATO
NAME AND SURNAME OF THE SIGNATORY FOR THE QUALIFIED PROXYHOLDER

Sezione 2/ Section II

AD USO ESCLUSIVO DELL'AUTORITA' FSICALE ESTERA
FOREIGN TAX AUTHORITIES' USE ONLY

Si attesta che il Beneficiaro indicato nella Sezione I del presente modello è residente in
We hereby declare that the benficiary stated in Section I of this form is resident in

Si attesta, inoltre, che le dichiarazioni contenute nel presente modello sono esatte per quanto risulta a questa Amministrazione.
We hereby confirm that the statements supplied in this form are true as to this Administration's knowledge.

Ufficio Fiscale Competente Name of Tax Authority's Office	Indirizzo/Full address

Città/City	Stato/Country

DECLARATION FORM R

APPLICATION FOR PARTIAL REFUND
OF ITALIAN SUBSTITUTE TAX ON DIVIDENDS PAID TO BENEFICIAL OWNERS

Not resident in Italy under art. 10 of the Double Taxation Agreement between Italy and
                          (country of residence of the beneficial owner) with respect to taxes on income, signed on

1.     DECLARATION OF THE REGISTERED OWNER OF THE DIVIDENDS

The undersigned,                          (name of the Beneficial Owner), resident in                          and beneficial Owner of the dividends on the equities listed below, all registered in its name or in the name of                          (the Custodian) and deposited with Monte Titoli Milano.

Is fully responsible for formally declaring that:

  •
  It does not carry on any trade or business in Italy trough a permanent establishment within the meaning of the art. 5 of the Double Taxation Agreement between Italy and                          (country of residence of the Beneficial Owner);

  •
  It is resident in                          with the meaning of the art. 5 of the aforementioned Double Taxation Agreement between Italy and                          (country of residence of the Beneficial Owner); and

  •
  By virtue of art. 10 of the Double Taxation Agreement, it request partial refund of Italian SUBSTITUTE TAX on the dividends, amounting to Euro

ISSUING COMPANY	AMOUNT AND TYPE OF SHARES	GROSS DIVIDEND PER SHARE	DIVIDEND PAYMENT DATE	TOTAL NET AMOUNT OF DIVIDEND

DTA TAX RATES ON DIVIDENDS IN THE COUNTRY OF THE INCOME SOURCE

DTA	DIVIDENDS Tax rate in the country of income source	DTA	DIVIDENDS Tax rate in the country of income source
Albania	10%	Luxembourg	15%
Algeria	15%	Macedonia	5%, 15%(19)
Argentina	15%	Malaysia	10%(20)
Australia	15%	Malta	15%(21)
Austria	15%	Morocco	10%, 15%(6)
Bangladesh	10%, 15%(4)	Mauritius	5%, 15%(19)
Belgium	15%	Mexico	15%
Brazil	15%	Norway	15%
Bulgaria	10%	New Zealand	15%
Canada	15%	Netherlands	5%, 10%, 15%(22)
Czech Republic(1)	15%	Pakistan	15%, 25%(23)
China	10%	Poland	10%
Cyprus	15%	Portugal	15%
South Korea	10%, 15%(6)	United Kingdom	5%, 15% (24)
Ivory Coast	18%, 15%(7)	Romania	10%
Denmark	15% (5)	Russia	5%, 10%(25)
Ecuador	15%	Senegal	15%
Egypt	20%(8)	Singapore	10%
United Arab Emirates	5%, 15%(9)	Spain	15%
Estonia	5%, 15%(10)	Sri Lanka	15%
Philippines	15%	United States	5%, 10%, 15%(22)
Finland	10%, 15%(11)	South Africa	5%, 15%(26)
France	5%, 15%(12)	Sweden	10%, 15%(27)
Germany	15%, 10%(13)	Switzerland	15%
Japan	10%, 15%(14)	Tanzania	10%
Greece	15%	Thailand	20%, 15%(28)
India	15%, 25%(15)	Trinidad and Tobago	10%, 20%(6)
Indonesia	10%, 15%(6)	Tunisia	15%
Ireland	15%	Turkey	15%
Israel	10%;15%(16)	Hungary	10%
Yugoslavia(2)	10%	Soviet Union(3)	15%
Kazakhstan	5%, 15%(17)	Venezuela	10%
Kuwait	0%; 5%(18)	Vietnam	5%, 10%, 15% (29)
Lithuania	5%, 15%(10)	Zambia	5%, 15%(19)

(1)
Treaty is applicable both to Czech Republic and Slovak Republic.

(2)
The treaty with Yugoslavia is applicable to the countries formed as a result of its disintegration.

(3)
The treaty is applicable both to Ukraine and Belarus.

(4)
The tax rate at 10% is applicable if the beneficial owner is a company which holds directly or indirectly at least 10 percent of the capital of the company paying the dividends.

(5)
The rate applies if the Danish company has owned directly at least 25% of the capital in the Italian company for at least 12 months;

(6)
Tax rate at 10% is applicable if the beneficial owner is a company (other than a partnership) which holds directly at least 25% of the capital of the company paying the dividends.

(7)
Tax rate at 18% is applicable only if dividends are paid by a company which is a resident of the Republic of the Ivory Coast and which is exempt from tax on its income or which is not subject to that tax at the normal rate.

(8)
In general the treaty provides that dividends are taxable in both the Contracting State under their own legislation. Tax rate at 20% is applicable only if dividends are paid to an individual resident in Italy. If dividends are paid by a company which is a resident of Egypt to a resident of Italy, such dividends shall be subject only to the tax on income derived from movable capital, the defence tax, the national security tax, Jehad tax and the supplementary taxes.

(9)
Tax rate at 5% is applicable only if the beneficial owner holds directly or indirectly at least 25% of the capital of the company paying the dividends.

(10)
Tax rate at 5% is applicable only if the beneficial owner is a company (other than a partnership) which holds directly at least 10% of the capital of the company paying the dividends.

(11)
Tax rate at 10% is applicable only if the beneficial owner is a company (other than a partnership) which holds directly more than 50% of the capital of the company paying the dividends.

(12)
Tax rate at 5% is applicable only if the beneficial owner is a company subject to the corporation tax which holds directly or indirectly, for a period of at least 12 months preceding the date the dividends were declared, at least 10% of the capital of the company paying the dividends.

(13)
Tax rate at 10% is applicable only if dividends are paid by a company resident in Italy to a company of the Federal Republic of Germany which directly owns at least 25% of the capital of the first-mentioned company.

(14)
Tax rate at 10% is applicable if the recipient is a company which owns at least 25% of the voting shares of the company paying such dividends during the period of six months immediately before the end of the accounting period for which the distribution of profits takes place.

(15)
Tax rate at 15% is applicable only if the beneficial owner is a company which owns at least 10% of the shares of the company paying the dividends.

(16)
In general ownership of a least 25% of the capital in the Italian company is required for this reduced rate;

(17)
Tax rate at 5% is applicable only if the beneficial owner is a company which holds directly or indirectly at least 10% of the capital of the company paying the dividends.

(18)
Tax rate at 5% is applicable only if the beneficial owner of the dividends holds, directly or indirectly, 75% or more of the capital of the company paying the dividends.

(19)
Tax rate at 5% is applicable only if the beneficial owner is a company (other than a partnership) which holds directly more than 25% of the capital of the company paying the dividends.

(20)
Dividends paid by a company which is resident in Malaysia to an Italian resident are not subject to any tax in Malaysia which is chargeable on dividends in addition to the tax chargeable in respect of the income of the company. If after the date of signature of the Agreement the system of taxation in Malaysia applicable to the income and distributions of companies is altered by the introduction of corporation tax (for which no credit is given to the shareholders) and a further dividend tax, then the Malaysian tax chargeable on dividends paid to a resident of Italy shall not exceed 10% of the gross amount of the dividends.

(21)
Tax rate at 15% is applicable if dividends are paid by a company resident of Italy to a resident of Malta who is the beneficial owner thereof. Malta tax shall not exceed 15% of the gross amount of the dividends if such dividends are paid out of gains or profits earned in any year in respect of which the company is in receipt of tax benefits under the provisions regulating aid to industries in Malta, and the shareholder submits returns and accounts to the taxation authorities of Malta in respect of his income liable to Malta tax for the relative year of assessment. This shall not affect the taxation of the company in respect of the profits out of which the dividends are paid.

(22)
Tax rate at 5% is applicable if the beneficial owner is a company which has held more than 50% of the voting shares of the company paying the dividends for a period of twelve months preceding the date the dividends were declared. Tax rate at 10% is applicable if the beneficial owner is a company which has held at least 10%, but not more than 50%, of the voting shares.

  The treaty with the United States provides that the tax rate at 10% is applicable under the following additional condition: not more than 25% of the gross income of the company paying the dividends is derived from interest and dividends (other than interest derived in the conduct of a banking or financing business and interest or dividends received from subsidiary companies).

(23)
Tax rate at 15% is applicable only if the recipient company holds directly at least 25% of the capital of the company paying the dividends and the latter company is engaged in an industrial undertaking.

(24)
Tax rate at 5% is applicable if the beneficial owner is a company which controls, directly or indirectly, at least 10% of the voting power in the company paying the dividends. Notwithstanding, if dividends are paid by a company which is a resident of the United Kingdom to a resident of Italy: a) where a resident of Italy is entitled to a full tax credit in respect of such a dividend, tax may also be charged in the United Kingdom and according to the laws of the United Kingdom on the aggregate of the amount or value of that dividend and the amount of that tax credit at a rate not exceeding 15%; b) where a resident of Italy is entitled to a reduced tax credit (50%) in respect of such a dividend tax may also be charged in the United Kingdom and according to the laws of the United Kingdom on the aggregate of the amount or value of that dividend and the amount of that tax credit at a rate not exceeding 5%; c) in all the other cases dividends paid by a company which is a resident of the United Kingdom to a resident of Italy who is the beneficial owner of the dividends shall be exempt from any tax in the United Kingdom which is chargeable on dividends. All the reduced tax rates are not applicable (unless the beneficial owner of the dividend shows that the shares were acquired for bona fide commercial reasons and not primarily for the purposes of securing the benefit of the reduced rate) if the beneficial owner of a dividend, being a resident of a Contracting State, owns 10% or more of the class of shares in respect of which the dividend is paid and: a) it can have been paid only out of profits which the company paying the dividend earned or other income which it received in a period ending twelve months or more before the relevant date (date on which the beneficial owner of the dividends became the owner of 10% or more of the class of shares in question); b) the shares in respect of which the dividend was paid have not been held for twelve months continuously ending on the date the dividend was declared.

(25)
Tax rate at 5% is applicable only if the beneficial owner is a company which holds directly or indirectly at least 10% of the capital of the company paying the dividends (this share should be at least 100,000 US$ or its equivalent in other currency).

(26)
Tax rate at 5% is applicable only if the beneficial owner is a company which has owned at least 25% of the capital of the company paying the dividends for a 12 month period ending on the date the dividend is declared.

(27)
Tax rate at 10% is applicable only if the beneficial owner is a company (other than a partnership) which holds directly at least 51% of the capital of the company paying the dividends.

(28)
With reference to dividends paid by a company which is resident in Thailand: a) tax rate at 15% is applicable if the company paying the dividends engages in an industrial undertaking and the recipient of the dividends is a company which is a resident of Italy owning at least 25% of the voting shares of the former company; b) tax rate at 20% is applicable if the company paying the dividends engages in an industrial undertaking or if the recipient of the dividends is a company which is a resident of Italy owning at least 25% of the voting shares of the company paying the dividends.

  With reference to dividends paid by a company which is resident in Italy tax rate at 15% is applicable only if the recipient of the dividends is a company which is a resident of Thailand owning at least 25% of the voting shares of the company paying the dividend.

(29)
Tax rate at 5% is applicable if the beneficial owner is a company (other than a partnership) which holds directly at least 70% of the capital of the company paying the dividends. Tax rate at 10% is applicable if the beneficial owner is a company (other than a partnership) which holds directly at least 25%, but not more than 70%, of the capital of the company paying the dividends.

ANNEX B
WARNING

ORDINARY SHAREHOLDERS' MEETING OF
LUXOTTICA GROUP S.p.A.
TO BE HELD ON JUNE 15, 2005 ON FIRST CALL,
ON JUNE 16, 2005 ON SECOND CALL
HOW TO ATTEND IT

Dear Beneficial Holder of American Depositary Shares,

        As indicated in the enclosed Notice of Call and in the Proxy Statement, the ordinary shareholders' meeting (the "Meeting") of the shareholders of Luxottica Group S.p.A. (the "Company") will be held on June 15, 2005 on first call, or, failing the attendance of the required quorum, on June 16, 2005 on second call, in either case at the registered office of the Company, Via C. Cantù 2, in Milan, Italy at 11.00 a.m.

        The beneficial owners of American Depositary Shares of the Company ("Beneficial Owners") are entitled either:

          A. to instruct The Bank of New York, as depositary of the Ordinary Shares of the Company, as to the exercise of the voting rights pertaining to the Ordinary Shares represented by their respective American Depositary Shares by marking, signing, dating and returning to The Bank of New York the enclosed Voting Instruction Card; or

          B. to attend the Meeting personally and cast thereat the vote pertaining to the Ordinary Shares represented by the American Depositary Shares held by them.

        By this letter the Company wishes to provide the Beneficial Owners with instructions as to the requirements to be fulfilled by those Beneficial Owners who wish to attend the Meeting and cast their vote personally.

        Pursuant to Italian law governing the Meeting, merely holding American Depositary Shares does not automatically permit the Beneficial Owners to attend the Meeting or to exercise voting rights.

        In light of the foregoing, all Beneficial Owners who wish to attend the Meeting personally must obtain a proxy from The Bank of New York, as depositary of the Ordinary Shares of the Company. Any such proxy will be issued by The Bank of New York upon compliance by the Beneficial Owners with the requirements set forth below.

        All Beneficial Owners who wish to be granted a proxy to attend the Meeting and vote thereat must provide The Bank of New York not later than June 8, 2005 at 12:00 P.M. (noon) with the following documents:

1.
The original Voting Instruction Card enclosed herewith and received by the Beneficial Owners as part of the mailing of the Proxy Statement to all the Beneficial Owners of American Depositary Shares of record on May 9, 2005.

2.
A certification in the form of Schedule 1 hereto issued by the bank or broker that is holding the American Depositary Shares on behalf of the Beneficial Owners.

        Upon fulfillment of the conditions set forth in sections 1 and 2 above to the satisfaction of The Bank of New York, the latter shall issue a proxy in favor of the Beneficial Owners for the number of Ordinary Shares represented by the American Depositary Shares referred to in the certificate. The person in favor of whom the proxy will be issued will be entitled to receive the proxy either at the offices of The Bank of New York, located at 101 Barclay Street West, New York, New York, Patrick Mullaly, ADR Department, during the four (4) business days immediately preceding the date of the Meeting or starting from 9.00 a.m. on the date of the Meeting at the registered office of the Company, Via C. Cantù 2, in Milan,

Italy. The validity of the proxy issued by The Bank of New York shall be subject to the bank or broker that has issued the certification referred to in section 2 above being a holder of record on May 9, 2005 for the number of ADSs referred to in the certification. The Bank of New York reserves the right to check that such condition is satisfied and to refuse admission to the Meeting in the event said condition is not duly met.

NOTE:

        If the voting rights pertaining to the American Depositary Shares held by any Beneficial Owner has been exercised through the mailing of the Voting Instruction Card, the Beneficial Owners may nevertheless obtain from The Bank of New York an attendance card for the Meeting with no voting powers. In such case, the Beneficial Owner shall be required to provide The Bank of New York only with the document referred to in section 2 above.

        Please do not hesitate to contact the Company or The Bank of New York at the addresses and telephone numbers set forth below if any clarification is required. Best regards.

Sincerely yours,
LUXOTTICA GROUP S.p.A.
Luxottica Group S.p.A. Via Cantù, 2 20123 Milano, Italy Attn: Marianna Nascè Legal Department Tel. n. +39.0286334623 Fax n. +39.0286334636	The Bank of New York 101 Barclay Street West New York, New York 10286 Attn: Patrick Mullaly ADR Department tel. n. 212.815.2367 fax n. 212.571.3050

Form of Certification for BENEFICIAL OWNERS
SCHEDULE 1 TO ANNEX B

The Bank of New York 101 Barclay Street West New York, New York 10286 Attention: Patrick Mullaly	Date , 2005

Dear Sirs,

        The undersigned                                              , as bank/broker holding American Depositary Shares of Luxottica Group S.p.A., hereby certifies, under its own responsibility, as follows:

                                                     (name of ADS beneficial owner) is the beneficial owner of no.               American Depositary Shares of Luxottica Group S.p.A., held by the undersigned on his/her/its behalf, and such American Depositary Shares will be so held up to and including June 15, 2005, or failing attendance of the required quorum, up to and including June 16, 2005. As a result of the foregoing, the undersigned will keep the deposited American Depositary Shares and will not release them to the aforementioned beneficial owner, nor will the undersigned consent to the assignment of the beneficial ownership of said American Depositary Shares until such date. You are hereby authorized to rely upon this certification in connection with the granting of a proxy to the aforementioned beneficial owner enabling him/her/it to attend the Shareholders' Meeting of Luxottica Group S.p.A., which will be held on June 15, 2005 on first call, or, failing the attendance of the required quorum, on June 16, 2005 on second call.

Kind regards,

Form for REGISTERED HOLDERS
ANNEX C
WARNING

ORDINARY SHAREHOLDERS' MEETING OF
LUXOTTICA GROUP S.P.A.
TO BE HELD ON JUNE 15, 2005 ON FIRST CALL OR
ON JUNE 16, 2005 ON SECOND CALL
HOW TO ATTEND IT

Dear Registered Holder of American Depositary Shares,

        As indicated in the enclosed Notice of Call and in the Proxy Statement, the ordinary shareholders' meeting (the "Meeting") of the shareholders of Luxottica Group S.p.A. (the "Company") will be held on June 15, 2005 on first call, or, failing the attendance of the required quorum, on June 16, 2005 on second call, in either case at the registered office of the Company, Via C. Cantù 2, in Milan, Italy at 11.00 a.m.

The registered holders of American Depositary Shares of the Company ("ADS Holders") are entitled either:

        A. to instruct The Bank of New York, as depositary of the Ordinary Shares of the Company, as to the exercise of the voting rights pertaining to the Ordinary Shares represented by their respective American Depositary Shares by marking, signing, dating and returning to The Bank of New York the enclosed Voting Instruction Card; or

        B. to attend the Meeting personally and cast thereat the vote pertaining to the Ordinary Shares represented by the American Depositary Shares held by them.

        By this letter the Company wishes to provide the ADS Holders with instructions as to the requirements to be fulfilled by those Registered Holders who wish to attend the Meeting and cast their vote personally.

        Pursuant to Italian law governing the Meeting, merely holding American Depositary Shares does not automatically permit the ADS Holders to attend the Meeting or to exercise voting rights.

        In light of the foregoing, all ADS Holders who wish to attend the Meeting personally must obtain a proxy from The Bank of New York, as depositary of the Ordinary Shares of the Company. Any such proxy will be issued by The Bank of New York upon compliance by the ADS Holders with the requirements set forth below.

        All ADS Holders who wish to be granted a proxy to attend the Meeting and vote thereat must provide The Bank of New York not later than June 8, 2005 at 12:00 P.M. (noon) with the following documents:

1.
The original Voting Instruction Card enclosed herewith and received by the ADS Holders as part of the mailing of the Proxy Statement to all the Holders of American Depositary Shares of record on May 9, 2005.

2.
A notice in the form of Schedule 1 hereto.

        Upon fulfillment of the conditions set forth in sections 1 and 2 above to the satisfaction of The Bank of New York, the latter shall issue a proxy in favor of the ADS Holder for the number of Ordinary Shares represented by the American Depositary Shares referred to in the certification. The person in favor of whom the proxy will be issued will be entitled to receive the proxy either at the offices of The Bank of New York, located at 101 Barclay Street West, New York, New York, Patrick Mullaly, ADR Department, during the four (4) business days immediately preceding the date of the Meeting or starting from 9:00 a.m. on the date of the Meeting at the registered office of the Company, Via C. Cantù 2, in Milan, Italy. The validity of the proxy issued by The Bank of New York shall be subject to the ADS Holder being a registered holder of record of American Depositary Shares on May 9, 2005. The Bank of New York reserves the right to check that such condition is satisfied and to refuse admission to the Meeting in the event said condition is not duly met.

NOTE:

        If the voting rights pertaining to the American Depositary Shares held by any ADS Holder has been exercised through the mailing of the Voting Instruction Card, the ADS Holder may nevertheless obtain from The Bank of New York an attendance card for the Meeting with no voting powers. In such case, the ADS Holder shall be required to provide The Bank of New York only with the document referred to in section 2 above.

        Please do not hesitate to contact the Company or The Bank of New York at the addresses and telephone numbers set forth below if any clarification is required. Best regards.

                      Sincerely yours,

                      LUXOTTICA GROUP S.p.A.

Luxottica Group S.p.A.	The Bank of New York
Via Cantù, 2	101 Barclay Street West
20123 Milano, Italy	New York, New York
Attn: Marianna Nascè	10286
Legal Department	Attn: Patrick Mullaly
Tel. n. +39.0286334623	ADR Department
fax n. +39.0286334636	tel. n. 212.815.2367
fax n. 212.571.3050

Form of Certification for REGISTERED HOLDERS
SCHEDULE 1 TO ANNEX C

The Bank of New York
101 Barclay Street West Date                           , 2005
New York, New York 10286
Attention: Patrick Mullaly

Dear Sirs,

        The undersigned                          , in its capacity as registered holder of no.                          American Depositary Shares of Luxottica Group S.p.A. (the "ADSs"), hereby gives notice to The Bank of New York that the undersigned wishes to attend personally the shareholders' meeting of Luxottica Group S.p.A. to be held on June 15, 2005 or failing attendance of the required quorum, on June 16, 2005 (the "Meeting").

        The undersigned further certifies that it will continue to be a registered holder of the ADSs up to and including June 15, 2005 or failing attendance of the required quorum, on June 16, 2005.

        You are hereby authorized to rely upon this certification in connection with the granting to Mr./Mrs./Ms.                           on behalf of the undersigned, of a proxy enabling said person to attend the Meeting of Luxottica Group S.p.A.

Kind regards,

Luxottica Headquarters and Registered Offices•Via Cantù 2, 20123 Milan, Italy - Tel. + 39.02.863341 - Fax + 39.02.86996550

The Bank of New York (ADR Depositary Bank)•101 Barclay Street West, New York, NY 10286 USA

Tel. + 1.212.815.8365 - Fax + 1.212.571.3050

LUXOTTICA s.r.l.
LOC. VALCOZZENA - 32021 AGORDO
(BELLUNO) - ITALY

KILLER LOOP EYEWEAR S.p.A.
LOC. VALCOZZENA - 32021 AGORDO
(BELLUNO) - ITALY

SUNGLASS HUT INTERNATIONAL, INC.
4000 LUXOTTICA PLACE
MASON - OHIO 45040 - USA

LUXOTTICA FASHION BRILLEN VERTRIEBS GMBH
HANS-PINSEL STR. 9A - 85540
HAAR - DEUTSCHLAND

LUXOTTICA PORTUGAL - COMERCIO DE OPTICA S.A.
R. JOÃO DE FREITAS BRANCO, 32-C - 1500-359
LISBOA - PORTUGAL

LUXOTTICA FRANCE SARL
LES ESPACES DE SOPHIA - BÂT. B 80,
ROUTE DES LUCIOLES - VALBONNE
06902 SOPHIA ANTIPOLIS CEDEX
FRANCE

LUXOTTICA IBERICA SA
C/SILICI, 79-81
08940 CORNELLÀ DE LLOBREGAT
BARCELONA - ESPAÑA

LUXOTTICA U.K. LTD
IRON BRIDGE CLOSE - GREAT CENTRAL WAY
LONDON NW 10 0NW
UNITED KINGDOM

LUXOTTICA BELGIUM N.V.
AIRPORT BUSINESS CENTER -
LUCHTHAVENLEI 7/A
2100 DEURNE - BELGIUM

LUXOTTICA HELLAS AE
ANTHOUSAS AVE, 3-15351 PALLINI - GREECE

LUXOTTICA SWEDEN A.B.
TRÄLÕSVÄGEN, 14 - VÄSTRA FRÖLUNDA
GÖTEBORG - SVERIGE

SUNGLASS HUT AUSTRALIA PTY LIMITED
LEVEL 6
75 TALAVERA ROAD
MACQUARIE PARK
NSW 2113 SYDNEY - AUSTRALIA

LUXOTTICA (SWITZERLAND) AG
GRUBENSTRASSE 109
3322 URTENEN-SCHONBUHL
SWITZERLAND

LUXOTTICA POLAND SP.Z.O.O
UL.ZACHODNIA 5/73
30-350 KRAKOW - POLAND

LUXOTTICA NEDERLAND B.V.
POSTBUS 506 - VAN DEN EIJNDEKADE, 2
2100 AM HEEMSTEDE - NEDERLAND

OY LUXOTTICA FINLAND AB
SINIKALLIONTIE 12 - 02630 ESPOO
FINLAND

LUXOTTICA VERTRIEBSGESELLSCHAFT GMBH
INKUSTRASSE, 1 - 7-A-3400
KLOSTERNEUBURG - ÖSTERREICH

LUXOTTICA NORGE AS
STORGT, 23
3611 KONGSBERG - NORWAY

LUXOTTICA GOZLUK TIC. A.S.
SEHITLER CAD. 1519 - SOKAK N. 5
UMURBEY IZMIR - TURKEY

AVANT-GARDE OPTICS LLC
44 HARBOR PARK DRIVE -
PORT WASHINGTON
NEW YORK 11050 - USA

LENSCRAFTERS INC.
4000 LUXOTTICA PLACE
MASON - OHIO 45040 - USA

LUXOTTICA CANADA INC.
947, VERBENA ROAD - MISSISSAUGA
TORONTO - ONTARIO L5T 1T5 - CANADA

LUXOTTICA DO BRASIL LTDA
AVENIDA TAMBORÉ,
1180-MODULO B03-CEP 06460-000 BARUERI
SÃO PAULO - BRASIL

OPSM GROUP LIMITED
LEVEL 6
75 TALAVERA ROAD
MACQUARIE PARK
NSW 2113 SYDNEY - AUSTRALIA

LUXOTTICA MÉXICO S.A. DE C.V.
MONTE ELBRUZ 132 - 9 PISO
ENTRE MOLIERE Y BLVD. M.
AVILA CAMACHO
COL. LOMAS DE CHAPULTEPEC
11000 MÉXICO D.F. - MÉXICO

LUXOTTICA ARGENTINA S.R.L.
AVENIDA ALICIA MOREAU DE JUSTO, 550
PISO 1, OF. 20 Y 23 - 1107 BUENOS AIRES
ARGENTINA

MIRARI JAPAN LTD
3-10-9 AOBADAI BUILDING
MEGURO-KU, TOKYO 153-0042 - JAPAN

LUXOTTICA SOUTH AFRICA (PTY) LTD
30 IMPALA ROAD
CHISLEHURSTON - SANDTON 2196
JOHANNESBURG - SOUTH AFRICA

LUXOTTICA AUSTRALIA PTY LTD
LEVEL 6
75 TALAVERA ROAD
MACQUARIE PARK
NSW 2113 SYDNEY - AUSTRALIA

LUXOTTICA OPTICS LTD.
32 MASKIT ST. - HERZELIA-PITUAH -
P.O.B. 2038 HERZELIA 46120 - ISRAEL

LUXOTTICA GULF L.L.C.
KENDAH HOUSE - SHEIK ZAYED ROAD
P.O. BOX 62504 - DUBAI - U.A.E.

MIRARIAN MARKETING PTE LTD
315 OUTRAM ROAD, 13-04 TAN BOON
LIAT BUILDING, 169074 - SINGAPORE

RAY BAN SUN OPTICS INDIA LTD
PLOT. 810-811
RIICO INDUSTRIAL AREA
PHASE II
BHIWADI 301019
RAJASTHAN - INDIA

LUXOTTICA (DONG GUAN) TRISTAR
OPTICAL CO. LTD.
OU DENG CUN-GAO BU TOWN
DONG GUAN CITY
GUAN DONG PROVINCE
THE PEOPLES REPUBLIC OF CHINA

SUNGLASS HUT (UK) LIMITED
IRON BRIDGE CLOSE
GREAT CENTRAL WAY
LONDON, NW 10 ONW
UNITED KINDOM

COLE NATIONAL CORPORATION
4000 LUXOTTICA PLACE
MASON - OHIO 45040 - USA

www.luxottica.com

QuickLinks

PROXY STATEMENT
VOTING PROCEDURES
ANNEX A
WARNING ABOUT TAXATION OF DIVIDENDS PAYABLE BY LUXOTTICA GROUP S.p.A.
ANNEX A
DICHIARAZIONE PERCETTORE DIVIDENDO: PERSONE FISICHE
chiede
ANNEX A
DICHIARAZIONE BENEFICIARIO DIVIDENDI: SOCIETA'
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ANNEX A
DICHIARAZIONE BENEFICIARIO DIVIDENDI: FONDI DI INVESTIMENTO MOBILIARE, SICAV, FONDI COMUNI LUSSEMBURGHESE "STORICI" E FONDI MOBILIARI CHIUSI
dichiara che
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ANNEX A
DICHIARAZIONE BENEFICIARIO DIVIDENDI: FONDO PENSIONE
dichiara che
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ANNEX A
DICHIARAZIONE BENEFICIARIO DIVIDENDI: GESTIONI PATRIMONIALI
dichiara che
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ANNEX A
DICHIARAZIONE BENEFICIARIO DIVIDENDI: SOCIETA' FIDUCIARIA
attesta che
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ANNEX A
DICHIARAZIONE BENEFICIARIO DIVIDENDI: FONDI DI INVESTIMENTO IMMOBILIARE CHIUSI
dichiara che
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(Tax Relief Form for Dividends for non-U.S. resident holders) Persone fisiche/Individuals
DICHIARAZIONE DEL BENEFICIARIO OVVERO DEL RAPPRESENTANTE LEGALE STATEMENT OF THE RECIPIENT OR HIS LEGAL REPRESENTATIVE
AD USO ESCLUSIVO DELL'AUTORITA' FSICALE ESTERA FOREIGN TAX AUTHORITIES' USE ONLY
(Tax Relief Form for Dividends for non-U.S. resident holders) Società/Companies
DICHIARAZIONE DEL BENEFICIARIO OVVERO DEL RAPPRESENTANTE LEGALE STATEMENT OF THE RECIPIENT OR HIS LEGAL REPRESENTATIVE
AD USO ESCLUSIVO DELL'AUTORITA' FSICALE ESTERA FOREIGN TAX AUTHORITIES' USE ONLY
APPLICATION FOR PARTIAL REFUND OF ITALIAN SUBSTITUTE TAX ON DIVIDENDS PAID TO BENEFICIAL OWNERS
ANNEX B WARNING
ORDINARY SHAREHOLDERS' MEETING OF LUXOTTICA GROUP S.P.A. TO BE HELD ON JUNE 15, 2005 ON FIRST CALL OR ON JUNE 16, 2005 ON SECOND CALL HOW TO ATTEND IT